EXHIBIT 10.1

DEMAND REVOLVING LINE OF CREDIT AGREEMENT

         This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this ____th day of _______, 2018, by and between EAC MANAGEMENT, LLC, a Florida limited liability company (“LENDER”), PAYMEON, INC., a Nevada corporation ("BORROWER(S)"), and ROCKSTAR ACQUISITIONS, LLC (“BORROWER(S)”), a Florida limited liability company.

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.       LINE OF CREDIT. Lender hereby establishes a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount up to One Hundred Thousand Dollars ($100,000.00) (the "CREDIT LIMIT"). Any outstanding principal and interest amounts due under the Credit Line shall be due and payable on demand from Lender.

         2.       ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's checking account. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

         The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

         3.       INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of five percent (%) per annum, simple interest (the "EFFECTIVE RATE").

         4.       REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance on a monthly basis commencing on ______ 15, 2018, and continuing on the fifteenth day of each month thereafter. Borrower may make payments early without penalty.  Borrower may make payments as often as it desires, but must make at least one payment every month on the date shown above.  Any principal repayments shall become available as part of the facility to the Borrower for future borrowings.  The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on Demand from Lender. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

         5.       REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

                  a.       Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in Florida, and in such other states where its business is conducted.

                  b.       Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

                  c.       The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

         6.       EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

                  a.       Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

                  b.       Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

                  c.       Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6.

                  d.       Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

                  e.       Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

         7.       REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

         8.       NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

         Lender:                    EAC Management, LLC

Edward A. Cespedes, Sole Member and Manager

         Borrowers:               Paymeon, Inc.

Rockstar Acquisitions, LLC

         9.       GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

10.

NOT A COMMITTED FACILITY.  Lender may demand repayment of any outstanding amounts under the Demand Revolving Credit Facility at its sole discretion.  Lender, at its sole discretion, may deny any Advance requests from Borrowers.

         EXECUTED on the day and year first written above.

               Borrowers:

Paymeon, Inc.:  _________________, President

Rockstar Acquisitions, LLC:  _____________, Manager

                Lender:

EAC Management, LLC:  _______________, Manager